EXHIBIT 11

                        SURGICAL LASER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                      (In thousands, except per share data)

                                                                                       For the Quarter Ended:
                                                                                   March 30, 1997   March 31, 1996
Primary Loss Per Common Share:
Net loss                                                                              $  (197)        $  (820)

Weighted average number of shares of Common Stock outstanding during
  the period                                                                            9,882           9,854
Additional shares assuming exercise of stock options and warrants utilizing
  the treasury stock method                                                              --              --
                                                                                      -------         -------

Weighted average Common Stock and Common Stock equivalents outstanding                  9,882           9,854
                                                                                      =======         =======

Primary loss per share                                                                $ (0.02)        $ (0.08)
                                                                                      =======         =======

Fully Diluted Loss per Common Share:
  Net loss                                                                            $  (197)        $  (820)

Weighted  average  number of shares of Common  Stock  outstanding  during  the
  period                                                                                9,882           9,854
Additional  shares assuming  exercise of stock options and warrants  utilizing
  the treasury stock method                                                              --              --
Additional shares assuming conversion of convertible subordinated notes                  --              --
                                                                                      -------         -------

Weighted average Common Stock and Common Stock equivalents outstanding
                                                                                        9,882           9,854
                                                                                      =======         =======

Fully diluted loss per share                                                          $ (0.02)        $ (0.08)
                                                                                      =======         =======


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